Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April 4, 2012, on the consolidated financial statements of ImageWare Systems, Inc. as of December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011, and to all references to our Firm included in or made a part of this Registration Statement on Form S-1/A.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
April 25, 2012